UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2009

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

Senior management of AMERIGROUP Corporation (the "Company") will be making a presentation at the 19th Annual Wachovia Mid-Year Equity Conference on June 24, 2009 in Boston, Massachusetts at 1:30 p.m. (Eastern Time). The presentation will include recent developments in the economic environment and their possible impact upon the Company’s financial performance.

During the course of the presentation, management expects to make the following comments on the outlook for the balance of the year:

Membership Growth

The Company reported significant membership gains across all of its markets during the first quarter of 2009 associated with what the Company believes is a significant increase in Medicaid enrollment driven by high unemployment and general economic conditions. This membership trend appears to be continuing in the second quarter of 2009, as well, and could continue into subsequent periods. The Company’s historical experience indicates that new members often incur elevated medical costs during their initial three to six months of enrollment, with costs moderating in subsequent periods. Management is continuing to actively monitor these membership growth trends and the emerging claims experience associated with these new members.

Based on claims paid data through May, the Company’s reserves for estimated medical costs incurred in 2008 appear to have been adequate. However, outpatient medical costs incurred in the first quarter of 2009 appear to be higher than previously estimated. Management believes this is due to an increase in the proportion of new members within its enrollment base.

While there may be pressure on outpatient medical cost trends during the year, management believes it is premature to draw any conclusions regarding full year 2009 earnings per share results in light of the range of other factors that impact financial performance within the year.

Rates

The Company currently has five significant rate renewals in process with Georgia, Tennessee and Virginia effective on July 1st and Texas and Florida effective on September 1st. In addition, the Company is still in the process of finalizing the rate action in New York that will be effective back to April 1, 2009. While discussions with each State are ongoing and have yet to be finalized, some proposed rates are above management’s expectations, while others are below. Currently, it is undetermined how rates will compare to the Company’s expectations on an aggregate basis.

The Company expects to provide a full update on the foregoing items at the time of the second quarter 2009 earnings release, which is scheduled for Friday, July 31, 2009.

The Company will have an audio webcast of its presentation at the conference from the Investors’ page of its website at www.amerigroupcorp.com and will also post a copy of the presentation once it begins on the Investors’ page of its website.

This Current Report on Form 8-K contains certain ''forward-looking'' statements related to expected 2009 earnings, the levels and amounts of membership, rate increases and medical expense trend levels. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. We can give no assurance that they will prove to be accurate because they are of a prospective nature. You should refer to our Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission ("SEC") and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause our actual results to differ materially from our current estimates.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

June 23, 2009	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer